                          UNDERWRITER'S WARRANT TO PURCHASE
                               __________ Common Shares

                              DUNN COMPUTER CORPORATION
                               (a Delaware corporation)
                             Dated: ______________, 1997

NO PUBLIC OFFERING OF THIS WARRANT OR THE UNDERLYING SECURITIES MAY BE MADE UNTIL THE EFFECTIVENESS OF A REGISTRATION STATEMENT OR OF A POST-EFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") COVERING THIS WARRANT OR SUCH UNDERLYING SECURITIES. TRANSFER OF THIS WARRANT IS RESTRICTED UNDER PARAGRAPHS 1 AND 3 BELOW.

    THIS CERTIFIES THAT ___________________________ (the "Holder"), is entitled to purchase from Dunn Computer Corporation, a Delaware corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, _______ shares (the "Shares") of the Company's Common Stock, at an exercise price of $6.50 per Share (the "Exercise Price").

    This Warrant, which is non-redeemable, is issued pursuant to an Underwriter's Agreement between the Company and Network 1 Financial Securities, Inc. (the "Underwriter") in connection with a public offering of 1,000,000 Shares through the Underwriters, in consideration of $10.00 received therefore. Except as specifically otherwise provided herein, the Shares issued pursuant to this Warrant (the "Warrant") shall bear the same terms and conditions as described under the caption "Description of Securities-Common Stock" in the Company's Registration Statement on Form SB-2, File No. 33-_______ ("Registration Statement"), except that the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Shares and as more fully described in Paragraph 6 of this Warrant.

    1. The rights represented by this Warrant shall be exercised at the prices and during the periods as follows:

         (a) During the period from January 26, 1994 to January 25, 1995, inclusive, the Holder shall have no right to purchase any Shares hereunder.


         (b)  Between __________, 1998 and __________, 2002, inclusive, the
Holder shall have the right to purchase the Shares hereunder at a Exercise Price of one hundred and thirty percent 130% of the public offering price for the shares set forth in the Registration Statement.

         (c) After __________, 2002, the Holder shall have no right to purchase any Shares hereunder and this Warrant shall expire thereon effective at 5:00 p.m., New York City time on __________, 2002.

    2. The rights represented by this Warrant may be exercised at any time within the period above specified in Paragraph 1(b), in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 6 and subparagraphs (b), (c) and (d) of Paragraph 7 hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 10 business days, after the rights represented by this Warrant shall have been so exercised.

    3. This Warrant shall not be transferred, sold, assigned, hypothecated or exercised for a period of 12 months commencing __________, 1997, except that at any time, subject to Paragraph 1 hereof, it may be transferred and assigned to officers of the Underwriter or to officers or partners of the several Underwriters or by will or pursuant to the laws of descent and distribution (sometimes collectively referred to with the Holder as the "Holders"). In addition, beginning 12 months after __________, 1997, transfers to parties other than the Holders may occur. Any permitted transfer or assignment shall be effected by the Holder (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 2 hereof, accompanied by a certificate (signed by a duly authorized representative of the Holder) stating that each transferee or assignee is a permitted transferee or assignee under this Paragraph 3 hereof, accompanied by an opinion of the Holder's counsel reasonably satisfactory to the Company's counsel to the effect that such transfer or assignment is exempt from registration under the Act, and accompanied by the written representation from each such transferee or assignee addressed to the Company stating that such transferee or assignee agrees to be bound by the terms of this Warrant; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor with appropriate legends restricting transfer under the Act and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

    4. The Company covenants and agrees that all Shares purchased hereunder will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of common shares to provide for the exercise of this Warrant.

    5. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

    6. (a) The Company shall advise the Holders, whether the Holders hold this Warrant or have exercised this Warrant and hold common shares, by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act (excluding, however, registration statements on Form S-4 or S-8 or such forms as shall be comparable to these forms) covering any securities of the Company inclusive of any registration statement on Form SB-2 or any successor form thereto, for its own account or for the account of others, and will for a period of five years commencing one year from the date of SEC effectiveness upon the request of the Holders, include, at its own expense on one occasion only, in any such post-effective amendment or registration statement such information as may be required to permit a public offering of any of the Shares (the "Registrable Securities"). The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holders reasonably designate and do any and all other acts and things which may be necessary to enable such Holders to consummate the public sale of the Registrable Securities, and furnish indemnification in the manner provided in Paragraph 7 hereof. The Holders shall furnish information reasonably requested by the Company in connection with such post-effective amendments or registration statements, including their intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 7 hereof. The Company shall continue to advise any Holders of the Registrable Securities of its intention to file a registration statement or amendment pursuant to this subparagraph 6(a) until the earlier of (i) five years from the date of the definitive Prospectus; or (ii) such time as all of the Registrable Securities have been registered under the Act.

         (b) If any 50% holder (as defined below) shall give notice to the Company at any time during the five year period commencing one year from the date of SEC effectiveness to the effect that such holder desires to register under the Act any Registrable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registrable Securities will be involved, then the Company will as promptly as practicable after receipt of such notice, but not later than 60 days after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act to the end that the Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that such 50% holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request; and provided, further, that the Company shall not be required to file such a post-effective amendment or registration statement on more than one occasion. All expenses of such registration or qualification, including, but not limited to, legal, accounting and printing and mailing fees, will be borne by the Company. The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least nine months from the effective date thereof. The Company shall supply prospectuses in order to facilitate the public sale of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such 50% holder reasonably designates and furnish indemnification in the manner provided in Paragraph 7 hereof.

         (c) The Holders may, in accordance with subparagraphs 6(a) or 6(b), at their option, request the registration of the Shares in a filing made by the Company prior to the acquisition of the Shares upon exercise of the Warrants. The Holders may thereafter exercise the Warrants at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Shares were included.

         (d) The term "50% holder", as used in this Paragraph 6, shall include any owner or any combination of owners of Warrants or Shares obtainable upon exercise of the Warrants if the aggregate number of Shares held of record by it or them, plus the aggregate number of Shares which it or they are entitled to purchase pursuant to the exercise of Warrants of which it or they are the Holder or Holders, would constitute 50% percent of the Shares issuable upon exercise of the Warrant(s) originally issued.

         (e) The following provisions of this Paragraph 6 shall also be applicable:

              (i) Within 10 days after receiving any notice pursuant to subparagraph 6(b), the Company shall give notice to the other Holders of the Warrants and Shares, advising that the Company is proceeding with such post-effective amendment or registration and offering to include therein the Registrable Securities of such other Holders, provided that they shall furnish the Company with all information in connection therewith as shall be necessary or appropriate and as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall, upon the request of any Holders of Registrable Securities, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such Holders. The Company shall use its best efforts to qualify the Registrable Securities for sale in such states as the 50% percent holder shall designate at such times as the registration statement is effective under the Act, provided the Company shall not be required to qualify the Registrable Securities in any state which as a condition to qualification, impose restrictions on the transfer of shares by any other shareholders of the Company.

              (ii) To the extent permitted by law, the Company shall bear the entire cost and expense of any registration of securities initiated by it under subparagraph 6(a) hereof notwithstanding that the Registrable Securities subject to this Warrant may be included in any such registration. To the extent permitted by law, the Company shall also comply with one request for registration made by the 50% holder pursuant to subparagraph 6(b) hereof at the Company's own expense and without charge to any Holders of the Registrable Securities. Notwithstanding the foregoing, any Holders whose Registrable Securities are included in any such registration statement pursuant to this Paragraph 6 shall, however, bear the fees of any counsel retained by them, blue sky fees relating to such Registrable Securities and attendant legal fees, and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by them pursuant thereto and, in the case of a registration pursuant to subparagraph 6(a) hereof, any additional registration fees attributable to the registration of such Holder's Registrable Securities.

    7. (a) Whenever, pursuant to Paragraph 6, a registration statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company, by executing this Warrant, acknowledges that it will indemnify and hold harmless each of the Holders of the Registrable Securities covered by such registration statement, amendment or supplement (each of such Holders being hereinafter called the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such underwriter or any other such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein, material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such underwriter or such other person for any legal or other expenses reasonably incurred by the Distributing Holder, underwriter or such other person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof.

         (b) Whenever, pursuant to Paragraph 6, a registration statement relating to the Company's common shares is filed under the Act, amended or supplemented, the Distributing Holder by its acceptance of this Warrant acknowledges that it will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) After receipt by an indemnified party under this Paragraph 7 of notice of the commencement of any action, such indemnified party will, within 15 days thereof, give the indemnifying party notice of the commencement of such action if a claim in respect thereof is to be made against any indemnifying party; the omission so to notify the indemnifying party will relieve it from any liability which it may have to any indemnified party under this Paragraph 7. Notice shall be mailed, delivered or telegraphed and confirmed, if to Holder, at:

    Network 1 Financial Securities, Inc.
    2 Bridge Avenue
    Red Bank, New Jersey 07701-1106
              and if to the Company, at:

                   Dunn Computer Corporation
                   1306 Squire Court Sterling,
                   Virginia 20166
                   Attention: Thomas P.Dunn

              with a courtesy copy to the Company's counsel, at:


                   Gersten, Savage, Kaplowitz & Curtin, LLP
                   575 Lexington Avenue
                   New York, New York 10022-6102

or to such other addresses as the Holder and the Company may provide the other.

         (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (e) In the event any indemnified party pays any amount in total or partial settlement of any claim without the prior written approval of any indemnifying party which approval shall not be unreasonably withheld, then the failure to obtain such approval will relieve the indemnifying party from any liability it may have to any indemnified party under this Paragraph 7.

    8. The Exercise Price and the number and kind of securities purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

         (a) In case the Company shall: (i) pay a stock dividend of its common shares on its common shares; (ii) subdivide or reclassify its outstanding common shares into a greater number of shares; or (iii) combine or reclassify its outstanding common shares into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that each of the Holders of any Warrants exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, the Holder would have received upon such exercise. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) In case the Company shall hereafter issue rights or warrants to all holders of its common shares entitling them to subscribe for or purchase common shares (or securities convertible into common shares) at a price or having a conversion price per share less than the current market price of each common share (as defined in subparagraph 8(d) below)) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of Shares outstanding on the record date mentioned below, plus the number of additional common shares which the aggregate offering price of the total number of common shares so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per common share, and of which the denominator shall be the number of common shares outstanding on such record date, plus the number of common shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that common shares are not delivered (or securities convertible into common shares are not delivered) after the expiration of such rights or warrants, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of common shares (or securities convertible into common shares) actually delivered.

         (c) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to the above provisions, the number of Shares purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (d) For the purpose of any computation under the above provisions, the current market price per common share at any date shall be deemed to be the average of the daily closing prices for any 30 consecutive business days commencing not more than 45 business days before such date, such consecutive day period to be determined by the Board of Directors of the Company. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the common shares are admitted to trading if listed, or if not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

         (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.05 in such price; provided, however, that any adjustments which, by reason of this subparagraph 8(e) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (f) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant to be mailed to the Holder, at its last address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (g) In the event that at any time, as a result of an adjustment made pursuant to the above provisions, the Holders of any Warrant thereafter shall become entitled to receive any shares of the Company, other than common shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the common shares contained in subparagraphs (a) through (g) of Paragraph 8, inclusive, above.

         (h) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

         (i) No adjustment will be made pursuant to the above provisions contained in subparagraph (a) through (h) of Paragraph 8, inclusive, regarding the issuance of up to _________ common shares under the Company's Stock Option Plan.

    9. OFFICERS CERTIFICATE. Whenever the Exercise Price shall be adjusted, as required by the provisions of the foregoing Paragraph 8, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional common shares, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of a Warrant and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder of any such Warrant.

    10. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividend or make any distribution upon the common shares otherwise than in cash out of earned surplus; or (b) if the Company shall offer to the holders of common shares for subscription or purchase by them any share of any class or any other rights; or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a change in par value, or from no par value to par value or as a result of a subdivision or combination of its outstanding common shares), consolidation or merger of the

Company with or into another corporation, sale, conveyance, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be mailed by certified mail to each of the Holders, at least 15 days prior to the date specified in 10(x) or 10(y) below, as the case may be, a notice containing a brief description of the proposed action, and stating the date on which (x) a record date is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, to be fixed, as of which the holders of common shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, conveyance, lease, dissolution, liquidation or winding up.

    11. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding common shares (other than a change in par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding common shares of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of common shares which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph 11 shall similarly apply to successive reclassifications, capital reorganizations and changes of the common shares and to successive consolidations, mergers, sales or conveyances.

    The foregoing notwithstanding, in the event of any transaction in which the holders of the Company's outstanding common shares would receive cash or cash equivalents, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall receive cash or cash equivalents equal to the cash or cash equivalent per share that has been offered to all holders of the Company's then outstanding common shares multiplied by the number of common shares which the Holder of this Warrant might have purchased upon exercise of this Warrant in its entirety immediately prior to such transaction, less the Exercise Price per share.

    12. The Company shall not be required to issue fractions of common shares on the exercise of this Warrant. If any fraction of a common share would, except for the provisions of this Paragraph 12, be issuable on the exercise of this Warrant (or any portion hereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price of each common share or Warrant, as defined in subparagraph 8(d) above.

         The Holder of this Warrant, by acceptance hereof, expressly waives the right to receive any fractional common share or Warrant upon exercise hereof.

    13. This Agreement shall be governed by and in accordance with the laws of the State of New Jersey.

    IN WITNESS WHEREOF, Dunn Computer Corporation has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated __________, 1997.


                                            DUNN COMPUTER CORPORATION



                                            By:
                                               ----------------------------
                                            THOMAS DUNN, President

                                    PURCHASE FORM

                     (To be signed only upon exercise of Warrant)


    The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, __________ Shares of the common stock of Dunn Computer Corporation, and herewith makes payment of $________ therefore, and requests that the shares certificates be issued in the name(s) of, and delivered to


_______________________________________________________________________________
whose address(es) is (are)  ____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated: ____________________



                                                 _______________________
                                                 (Signature)


                                                 _______________________
                                                 Name (Print or Type)


                                                 _______________________
                                                 Address


                                                 _______________________

                                    TRANSFER FORM

                   (To be signed only upon transfer of the Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto __________________________________________ the right to purchase shares of the common stock of Dunn Computer Corporation, represented by the foregoing Warrant to the extent of __________ shares, and appoints ______________________, attorney to transfer such rights on the books of Dunn Computer Corporation, with full power of substitution in the premises.

Dated:  _______________________



                                                  _______________________
                                                  Name (Print or Type)


                                                  _______________________
                                                  Address


                                                  _______________________

SIGNATURE GUARANTEED:

______________________________________


______________________________________